Exhibit 99.1

News Release

Contacts:
First Solar, Inc.
Jens Meyerhoff	Larry Polizzotto
Chief Financial Officer	Vice President, Investor Relations
(602) 414—9315	(602) 414—9315
investor@firstsolar.com	lpolizzotto@firstsolar.com
First Solar, Inc. Announces 2008 First Quarter Financial Results
Tempe, AZ — April 30, 2008 — First Solar, Inc. (Nasdaq: FSLR) today announced its financial results for the first quarter ended March 29, 2008. Quarterly revenues were $196.9 million, down from $200.8 million in the fourth quarter of fiscal 2007 and up from $66.9 million in the first quarter of fiscal 2007.
Net income for the first quarter of fiscal 2008 was $46.6 million or $0.57 per share on a fully diluted basis, compared to net income of $62.9 million or $0.77 per share on a fully diluted basis for the fourth quarter of fiscal 2007. Net income for the first quarter of fiscal 2007 was $5.0 million or $0.07 per share on a fully diluted basis.
First Solar will discuss these results and expected results for fiscal 2008 in a conference call scheduled for today at 5:00 a.m. PDT (8:00 a.m. EDT). Investors may access a live audio web cast of this conference call in the Investors section of the company’s website at http://www.firstsolar.com. An audio replay of the conference call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until Monday, May 5, 2008 at 8:59 p.m. PDT (11:59 p.m. EDT) and can be accessed by dialing 888-266-2081 or 703-925-2533 and entering access ID number 1227426.
About First Solar:
First Solar, Inc. (Nasdaq: FSLR) manufactures solar modules with an advanced thin film semiconductor process that significantly lowers solar electricity costs. By enabling clean renewable electricity at affordable prices, First Solar provides an economic alternative to peak conventional electricity and the related fossil fuel dependence, greenhouse gas emissions and peak time grid constraints.
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The First Solar, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3052
For First Solar Investors:
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company’s business involving the company’s products, their development and distribution, economic and competitive factors and the company’s key strategic relationships, and other risks detailed in the company’s filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

FIRST SOLAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 29,	March 31,
	2008	2007
Net sales	$196,915	$66,949
Cost of sales	92,591	36,907

Gross profit	104,324	30,042

Operating expenses:
Research and development	4,760	3,058
Selling, general and administrative	28,671	13,690
Production start-up	12,761	8,474

Total operating expenses	46,192	25,222

Operating income	58,132	4,820
Foreign currency gain (loss)	774	(270)
Interest income	6,685	4,127
Interest expense, net	(4)	(201)
Other expense	(378)	(167)

Income before income taxes	65,209	8,309
Income tax expense	18,590	3,281

Net income	$46,619	$5,028

Net income per share:
Basic	$0.59	$0.07

Diluted	$0.57	$0.07

Weighted-average number of shares used in per share calculations:
Basic	79,059	72,347

Diluted	81,607	75,392

FIRST SOLAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 29,	December 29,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$590,534	$404,264
Marketable securities — current	90,130	232,686
Accounts receivable, net	18,027	18,165
Inventories	58,559	40,204
Deferred project costs	1,219	2,643
Economic development funding receivable	897	35,877
Deferred tax asset, net — current	3,909	3,890
Prepaid expenses and other current assets	34,976	64,780

Total current assets	798,251	802,509
Property, plant and equipment, net	529,390	430,104
Deferred tax asset, net — noncurrent	51,583	51,811
Marketable securities — noncurrent	28,340	32,713
Restricted investments	27,113	14,695
Goodwill	33,829	33,449
Other assets — noncurrent	8,653	6,031

Total assets	$1,477,159	$1,371,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$167,063	$132,366
Short-term debt	¯	24,473
Current portion of long-term debt	17,673	14,836
Other current liabilities	43,008	14,803

Total current liabilities	227,744	186,478
Accrued collection and recycling liabilities	18,151	13,079
Long-term debt	70,210	68,856
Other liabilities — noncurrent	9,877	5,632

Total liabilities	325,982	274,045
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 79,698,283 shares issued and outstanding at March 29, 2008	80	79
Additional paid-in capital	1,100,633	1,079,775
Accumulated earnings	59,514	12,895
Accumulated other comprehensive (loss) income	(9,050)	4,518

Total stockholders’ equity	1,151,177	1,097,267

Total liabilities and stockholders’ equity	$1,477,159	$1,371,312